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                                  EXHIBIT 99.1

                               FORM OF PROXY CARD
P R O X Y
                        STONE MEDICAL SUPPLY CORPORATION
                      (Solicited by the Board of Directors)

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a shareholder in Stone Medical Supply Corporation, a New York corporation ("Stone"), does hereby constitute and appoint Andrew D. Stone and David W. Sass, and each of them acting jointly, if more than one be present, to be the true and lawful attorneys and proxies for the undersigned, to vote all shares of Stone which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Stone to be held on January 17, 1996, and at any adjournment or adjournments thereof, on the following matters as designated below and, in other discretion, on such other matters as may properly come before the meeting. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

1. THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER by and among Stone Medical Supply Corporation ("Stone"); Micro Bio-Medics, Inc. ("MBM"), Diagnostic Leasing Corp. ("DLC") and Andrew D. Stone pursuant to which Stone will be merged with and into DLC, a wholly owned subsidiary of MBM, in exchange for shares of Common Stock of MBM.

          [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

OTHER MATTERS: Granting the proxies discretionary authority to vote upon any other unforeseen matters which are properly brought before the meeting as management may recommend.

          [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

The undersigned hereby revokes any and all other proxies heretofore given by the undersigned and hereby ratifies all that the above named proxies or their substitutes may do at such meetings, or at any adjournments thereof, by virtue hereof.

Dated:              , 199__   -----------------------------------------------

                              -----------------------------------------------

                    NOTE: This proxy expires eleven (11) months from this date unless otherwise stated herein. If you are signing as a trustee, executor, guardian, fiduciary, attorney-in-fact, etc., please also give your full title and also state the name of the stockholder of record for whom you act.

IMPORTANT: Please SIGN, DATE and RETURN this proxy in the enclosed envelope as soon as possible.

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